Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-278738 and 333-278738-01 on Form F-3 of our reports dated March 18, 2024 relating to the financial statements of Brookfield Infrastructure Corporation (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

We consent to the incorporation by reference in Registration Statement Nos. 333-278738 and 333-278738-01 on Form F-3 of our reports dated March 18, 2024 relating to the financial statements of Brookfield Infrastructure Partners L.P. (the “Partnership”) and the effectiveness of the Partnership’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Partnership for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
May 24, 2024